                                               Pruco Life Insurance Company of New Jersey

                                                     Newark, New Jersey 07102-2992
                                    A Stock Company of The Prudential Insurance Company of America

---------------------------------------------------------------------------------------------------------------------------------------

Home Address: 213 Washington Street, Newark, New Jersey 07102-2992

Insured  JOHN DOE                                                               XX XXX XXX  Policy Number
                                                                                May 1, 2008 Contract Date

Agency    R-NK 1

Flexible Premium Variable  Universal Life Insurance  Policy.  Insurance  payable only upon death. Cash values reflect premium payments, investment results, any interest credited to the fixed investment options, and charges. Non-participating.

We will promptly pay the beneficiary the death benefit described under Death Benefit provisions if we receive due proof that the Insured died.  We make this promise subject to all the provisions of this contract.

The  amount and  duration  of the death  benefit  may be fixed or  variable,  depending  on the  payment of  premiums,  the  investment experience of the variable investment options, any interest credited to the fixed investment options, and the charges made.

The cash value may  increase or decrease  daily,  depending  on the payment of  premiums,  the  investment  experience  of the variable investment options,  any interest credited to the fixed investment  options,  and the charges made. There is no guaranteed minimum cash value.

If there is ever a question about this  contract,  please see a Pruco Life Insurance  Company of New Jersey  representative  or contact one of our offices.

Right to Cancel  Contract.-  You may return  this  contract  to us within 10 days after you  receive it. All you have to do is take the contract or mail it to one of our  offices or to the  representative  who sold it to you.  It will be canceled  and we will return your premiums.

Signed for Pruco Life Insurance Company of New Jersey,
A New Jersey Corporation.

                           Secretary                                                     President

PLEASE READ YOUR POLICY CAREFULLY; it is a legal contract between you and Pruco Life Insurance Company of New Jersey.

MPVUL-2008-NY

                  GUIDE TO CONTENTS
                                                                                                                    Page
Contract Data                                                                                                           3
     Insured's Information; Rating Class; Basic Contract Information; Type of Death Benefit; Life Insurance on the Insured;
     Minimum Initial Premium; Contract Limitations; Other Benefits (if applicable); Adjustments to Premium Payments;
     Adjustments to the Contract Fund; Monthly Deductions from the Contract Fund for Other Benefits (if applicable);
     Schedule of Maximum Surrender Charges; The Pruco Life of New Jersey Variable Appreciable Account; Variable
     Investment Options; Fixed Interest Rate Investment Option; Initial Allocation of Invested Premium Amounts

Tables                                                                                                                  4
     Segment Table; Table Of Limited No-Lapse Guarantee Values; Table Of Maximum Monthly Insurance Rates Per $1000;
     Table Of Attained Age Factors

Definitions                                                                                                             5

The Contract                                                                                                            5
     Entire Contract; Contract Modifications; Incontestability

Ownership                                                                                                               6

Death Benefit Provisions                                                                                                6
     Basic Insurance Amount Death Benefit; Supplemental Insurance Amount Death Benefit; Additional Death Benefits;
     Method of Payment; Suicide Exclusion; Interest on Death Benefit

Change in Insurance Amount                                                                                              7
     Surrender Charge on Increases; Surrender Charge on Decreases

Cost of Insurance                                                                                                       9
     Basic Insurance Amount Cost of Insurance; Supplemental Insurance Amount Cost of Insurance

Changing The Type Of Death Benefit                                                                                      9

Beneficiary                                                                                                            10

Premium Payment                                                                                                        11
     Payment of Premiums; Planned Premium; Invested Premium Amount; Crediting the Initial Premium Payment; Allocations

Contract Fund                                                                                                          12
     Cash Value; Net Cash Value; Net Amount at Risk

Default                                                                                                                12
     Excess Contract Debt Default; Cash Value Default; Notice of Default

Limited No-Lapse Guarantee                                                                                             13

Reinstatement                                                                                                          14

Separate Account                                                                                                       15
     Separate Account; Variable Investment Options; Separate Account Investments; Change in Investment Policy

Fixed Investments                                                                                                      15

       MPVUL-2008-NY                                          Page 2

                                                                                                                    Page

Transfers                                                                                                              16
     Dollar Cost Averaging

Surrender                                                                                                              16
     Cash Value Option; Fixed Reduced Paid-Up Insurance

Withdrawals                                                                                                            17
     Effect on Contract Fund; Effect on Basic Insurance Amount

Loans                                                                                                                  18
     Loan Value; Contract Debt; Loan Requirements; Interest Charge; Preferred Loans; Maximum Preferred Loan Amount;
     Effect on Contract Fund; Deferral

General Provisions                                                                                                     19
     Annual Report; Payment of Death Claim; Currency; Misstatement of Age or Sex; Assignment; Change in Plan; Factors
     Subject To Change; Non-Participating; Applicable Tax Law; Age 121

Basis of Computation                                                                                                   20
     Mortality Basis and Interest Rate; Minimum Legal Values

Settlement Options                                                                                                     21
     Options Described; Interest Rate

Settlement Options Tables                                                                                              22

           A copy of the application and any riders or endorsements can be found at the end of the contract.

MPVUL-2008 NY                                        Page 2A

                                                 (This page intentionally left blank)

MPVUL-2008 NY                                        Page 2B

PROCESSING DATE: XXX XX XXXX

CONTRACT DATA

Insured’s Information

[JOHN DOE]	[Male],	Issue Age [35]

Rating Class

(See Segment Table on Page 4)

Basic Contract Information

Policy Number	[xx xxx xxx]
Contract Date	[May 1, 2008]
Premium Period	During the life of the Insured up to attained age 121
Beneficiary	[Mary Doe, wife]

Loan Interest Rate	4.00%
Preferred Loan Interest Rate	3.10%

Notice

Any excess interest is not guaranteed and we have the right to change the amount of interest credited to the policy and the amount of cost of insurance and other expense charges deducted under the policy. This may require more premium to be paid than was illustrated or the cash values may be less than those illustrated. This policy may not mature even if planned premiums are paid due to changes in the investment performance of the variable investment options, any excess interest, changes in the current expense and cost of insurance charges, changes in the type of death benefit, requested changes in the basic insurance amount and/or supplemental insurance amount, or because loans or withdrawals are taken.

Type of Death Benefit (see Death Benefit Provisions)

Type [A]

CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3 (MPVUL)(2008MP)(NY)

         PROCESSING DATE: XXX XX XXXX

POLICY NO. XX XXX XXX

CONTRACT DATA CONTINUED

Life Insurance on the Insured

Basic Insurance Amount	[$95,000.00]

Supplemental Insurance Amount	[$5,000.00]

Target Insurance Amount	[$100,000.00]

Minimum Initial Premium

The minimum initial premium due on the Contract Date is [$60.21].

Planned Premium

The planned premium due on the Contract Date and at intervals of [12 months] thereafter is [$1,721.55.]

Contract Limitations

The minimum premium we will accept is $25.00.

The minimum Basic Insurance Amount is [$95,000.00].
The minimum increase in Basic Insurance Amount is $100,000.00.
The minimum decrease in Basic Insurance Amount is [$10,000.00].

The maximum Supplemental Insurance Amount is [$380,000.00].
The minimum Supplemental Insurance Amount is $5,000.00.
The minimum increase in Supplemental Insurance Amount is $100,000.00.
The minimum decrease in Supplemental Insurance Amount is [$10,000.00].

The minimum amount you may withdraw is $500.00.

CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3A (MPVUL)(2008MP))(NY)

   PROCESSING DATE: XXX XX XXXX

POLICY NO. XX XXX XXX

CONTRACT DATA CONTINUED

Adjustments to Premium Payments

From each premium paid we will:

subtract a premium-based administrative charge of up to 7.5% of the premium paid.

subtract a charge for sales expenses at a rate of up to 12% of the premium paid.

The remainder of the premium is the invested premium amount.

Adjustments to the Contract Fund

On the Contract Date the contract fund is equal to the invested premium amount credited on that date, minus any of the charges described below which may be due on that date.

On each day after the contract date, we will adjust the contract fund by:

adding any invested premium amounts.

adding any increase due to investment results of the variable investment options.

adding guaranteed interest at an effective annual rate of 3% (0.00809863% a day) on that portion of the contract fund that is not in a variable investment option (see Fixed Investments and Loans).

adding any excess interest at an effective annual rate that Pruco Life declares on that portion of the contract fund that is not in a variable investment option. (We will not credit excess interest to the amount of any loan.)

subtracting any decrease due to investment results of the variable investment options.

subtracting a charge against the variable investment options at an effective annual rate of not more than 0.45% (0.00123012% a day) for mortality and expense risks we assume.

subtracting any withdrawals.

subtracting an administrative charge of up to $25.00 for any withdrawals.

subtracting an administrative charge of up to $25.00 for any change in basic insurance amount.

CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3B (MPVUL)(2008MP)(NY)

   PROCESSING DATE: XXX XX XXXX

POLICY NO. XX XXX XXX

CONTRACT DATA CONTINUED

subtracting an administrative charge of up to $25.00 for any change in supplemental insurance amount.

subtracting an administrative charge of up to $25.00 for each transfer between variable investment options exceeding twelve in any contract year.

subtracting any surrender charge that may result from a withdrawal, surrender, or reduction in the basic insurance amount.

And on each monthly date, we will adjust the contract fund by:

subtracting a monthly charge for administrative expenses for the basic insurance amount segment effective on the contract date (see Segment Table and Change In Insurance Amount) of up to:

[$0.13] per $1,000 of the basic insurance amount plus [$20.00].

subtracting a monthly charge for the cost of insurance for the basic insurance amount (see Cost of Insurance).

subtracting a monthly charge for administrative expenses for the supplemental insurance amount effective on the contract date of up to:

[$0.14] per $1,000 of the supplemental insurance amount.

subtracting a monthly charge for the cost of insurance for the supplemental insurance amount (see Cost of Insurance).

Schedule of Maximum Surrender Charges

For a full surrender of the segment effective on [the contract date], the maximum charge we will deduct from the contract fund is shown below.

CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3C (MPVUL)(2008MP)(NY)

PROCESSING DATE: XXX XX XXXX

POLICY NO. XX XXX XXX

CONTRACT DATA CONTINUED

For a Surrender Occurring	The Maximum Surrender
During Target Year	Charge is:
[1]		[$161.87]
[2]		[$161.87]
[3]		[$161.87]
[4]		[$140.28]
[5]		[$107.91]

[6]		[$86.33]
[7]		[$53.96]
[8]		[$21.58]
[9 and later]		[$0.00]

We may also deduct a surrender charge when you decrease the basic insurance amount, change the type of death benefit, or make a withdrawal. (See Change in Insurance Amount, Changing the Type of Death Benefit, and Withdrawals.)

CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3D (MPVUL)(2008MP)(NY)

PROCESSING DATE: XXX XX XXXX

POLICY NO. XX XXX XXX

CONTRACT DATA CONTINUED

Variable Investment Options

The Pruco Life of New Jersey Variable Appreciable Account

This account is registered with the SEC under the Investment Company Act of 1940. Each investment option of this account invests in a specific portfolio of The Prudential Series Fund and such other funds as we may specify from time to time. The Prudential Series Fund and other funds identified below are registered with the SEC under the Investment Company Act of 1940 as open-end diversified management investment companies. Shares in all funds are currently offered continuously, without surcharges, at prices equal to the net asset value of the portfolios. Redemptions are at prices equal to the net asset value of the portfolios. The net asset value is determined once daily on each day the New York Stock Exchange is open for business.

Shares of the Pruco Life of New Jersey Variable Appreciable Account are purchased when:
1.	You pay a premium (see Premium Payment) or a charge to reinstate the contract (see Reinstatement);
2.	You transfer an amount into a subaccount (see Transfers); and
3.	You repay a loan (see Loans).

Shares of the Pruco Life of New Jersey Variable Appreciable Account are sold when:
1.	You make a new loan or increase an existing loan (see Loans);
2.	You make a withdrawal (see Withdrawals);
3.	You transfer an amount out of a subaccount (see Transfers);
4.	You surrender the contract for its net cash value (see Surrender);
5.	We subtract charges from the contract fund (see Contract Fund and Adjustments to the Contract Fund); and
6.	We make a partial surrender charge associated with a decrease in the basic insurance amount (see Change In Insurance Amount and Changing The Type of Death Benefit).

The contract fund value changes daily, reflecting increases or decreases in the value of the variable portfolio(s) in which the assets of this account are invested. See Adjustments to the Contract Fund for all factors that impact the Contract Fund value.

The Prudential Series Fund

[Diversified Bond Portfolio]

[Equity Portfolio]

[Global Portfolio]

[High Yield Bond Portfolio]

CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3E (MPVUL)(2008MP)(NY)

   PROCESSING DATE: XXX XX XXXX

POLICY NO. XX XXX XXX

CONTRACT DATA CONTINUED

[Jennison Portfolio]

[Jennison 20/20 Focus Portfolio]

[Money Market Portfolio]

[Natural Resources Portfolio]

[Small Capitalization Stock Portfolio]

[Stock Index Portfolio]

[SP Aggressive Growth Asset Allocation Portfolio]

[SP Balanced Asset Allocation Portfolio]

[SP Conservative Asset Allocation Portfolio]

[SP Davis Value Portfolio]

[SP Growth Asset Allocation Portfolio]

[SP International Growth Portfolio]

[SP International Value Portfolio]

[SP Mid Cap Growth Portfolio]

[SP PIMCO High Yield Portfolio]

[SP PIMCO Total Return Portfolio]

[SP Prudential U.S. Emerging Growth Portfolio]

[SP Small Cap Value Portfolio]

[SP Strategic Partners Focused Growth Portfolio]

[Advanced Series Trust]

[AST Large-Cap Value Portfolio]

[AST Marsico Capital Growth Portfolio]

[AST Small-Cap Growth Portfolio]

[AST T. Rowe Price Large-Cap Growth Portfolio]

[American Century Variable Portfolios, Inc.]

[American Century V.P. Mid Cap Value]

[The Dreyfus Corporation]

[The Dreyfus Socially Responsible Growth Fund]
[Dreyfus MidCap Stock – Service Shares]

[Janus Aspen Series]

[International Growth Portfolio - Service Shares]

CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3F (MPVUL)(2008MP)(NY)

   PROCESSING DATE: XXX XX XXXX

POLICY NO. XX XXX XXX

CONTRACT DATA CONTINUED

[JP Morgan Insurance Trust]

JPMorgan Insurance Trust Intrepid Mid Cap Class I

[M Fund, Inc.]

[Brandes International Equity Fund]
[Business Opportunity Value Fund]
[Frontier Capital Appreciation Fund]
[Turner Core Growth Fund]

[MFS Variable Insurance Trust]

[MFS Utilities Series IC]

[Neuberger Berman Advisers Management Trust]

[Neuberger Berman AMT Socially Responsive]

Fixed Interest Rate Investment Option

The fixed interest rate investment option is funded by the general account of the Company. It is described in the Fixed Investments provision of this contract.

Initial Allocation of Invested Premium Amounts

[Fixed Interest Rate Investment Option]	[25%]
[Stock Index Portfolio]	[75%]

END OF CONTRACT DATA

Page 3G (MPVUL)(2008MP)(NY)

                                                                                 PROCESSING DATE: XXX XX XXXX
                                                                                 POLICY NO. XX XXX XXX

                                                     TABLE(S)

                                                   Segment Table

This table is used to compute the charge for the cost of insurance and the surrender charge on decreases in the basic insurance amount.  See the Cost of Insurance, Changing the Type of Death Benefit, Withdrawals, and Change
in Insurance Amount provisions for details. The information shown below for each segment starts on the effective date of that segment.

                                    Segment,                                    Surrender
                                    Issue Age, &                                Charge
         Effective Date             Rating Class (RC)                           Threshold
       ----------------------- ------------------------------------------------ -------------------------------

       [Contract Date]         [$95,000.00] Basic Insurance Amount               [ $95,000.00]
                               Issue Age [35]
                               RC = [Nonsmoker]

       [Contract Date]         [$5,000.00] Supplemental Insurance Amount        Not Applicable
                               Issue Age [35]
                               RC = [Nonsmoker]

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Page 4 (MPVUL)(2008MP)(NY)

                                                                               PROCESSING DATE: XXX XX XXXX
                                                                               POLICY NO. XX XXX XXX

                                                TABLE(S) CONTINUED

                                    Table of Limited No-Lapse Guarantee Values

The amounts below are not cash amounts that you can realize by surrendering the contract, nor are they death benefits payable. They are amounts used solely to determine whether the contract is protected against default on a monthly date as described under Limited No-Lapse Guarantee.

These values are used to determine the limited no-lapse guarantee as described under Limited No-Lapse Guarantee.
Whether or not you have the protection described in the Limited No-Lapse Guarantee provision depends upon your accumulated premium payments minus your accumulated withdrawals.  The amount needed to maintain a Limited
No-Lapse Guarantee increases monthly.  The values on contract anniversaries are shown below.  On a date that falls between two anniversaries, the value will fall between the values for those anniversaries considering the time that has passed since the last anniversary.  At any time, you may ask us for the amount required to maintain the
Limited No-Lapse Guarantee.

The Limited No-Lapse Guarantee period is (the first [45] contract years.)

                                  Contract                          Limited No-Lapse
                               Anniversary                           Guarantee Value
                 ------------------------------------------ -----------------------------------
                              [Contract Date]                            [$0.00]
                                   [1st]                                [$695.76]
                                   [2nd]                               [$1,419.35]
                                   [3rd]                               [$2,171.88]
                                   [4th]                               [$2,954.52]
                                   [5th]                               [$3,768.46]

                                   [6th]                               [$4,614.96]
                                   [7th]                               [$5,495.32]
                                   [8th]                               [$6,410.89]
                                   [9th]                               [$7,363.09]
                                  [10th]                               [$8,353.37]
                                           TABLE(S) CONTINUED ON NEXT PAGE

Page 4A (MPVUL)(2008MP)(NY)

                                                              PROCESSING DATE: XXX XX, XXXX
                                                              POLICY NO. XX XXX XXX

                                                TABLE(S) CONTINUED

                                  Contract                          Limited No-Lapse
                           Anniversary                               Guarantee Value
                 ------------------------------------------ -----------------------------------
                                  [11th]                               [$17,041.35]
                                  [12th]                               [$18,986.60]
                                  [13th]                               [$21,009.66]
                                  [14th]                               [$23,113.65]
                                  [15th]                               [$25,301.80]

                                  [16th]                               [$27,577.47]
                                  [17th]                               [$29,944.17]
                                  [18th]                               [$32,405.54]
                                  [19th]                               [$34,965.36]
                                  [20th]                               [$37,627.57]

                                  [21st]                               [$40,396.27]
                                  [22nd]                               [$43,275.72]
                                  [23rd]                               [$46,270.35]
                                  [24th]                               [$49,384.76]
                                  [25th]                               [$52,623.75]

                                  [26th]                               [$55,992.30]
                                  [27th]                               [$59,495.59]
                                  [28th]                               [$63,139.01]
                                  [29th]                               [$66,928.17]
                                  [30th]                               [$70,868.90]

                                  [31st]                               [$74,967.26]
                                  [32nd]                               [$79,229.55]
                                  [33rd]                               [$83,662.33]
                                  [34th]                               [$88,272.42]
                                  [35th]                               [$93,066.92]

                                  [36th]                               [$98,053.20]
                                  [37th]                              [$103,238.93]
                                  [38th]                              [$108,632.09]
                                  [39th]                              [$114,240.97]
                                  [40th]                              [$120,074.21]

                                  [41st ]                             [$126,140.78]
                                  [42nd]                              [$132,450.01]
                                  [43rd]                              [$139,011.61]
                                  [44th]                              [$145,835.67]
                                  [45th]                              [$152,932.70]
                 ------------------------------------------ -----------------------------------
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Page 4B (MPVUL)(2008MP)(NY)

                                                              PROCESSING DATE: XXX XX, XXXX
                                                              POLICY NO. XX XXX XXX

                                                TABLE(S) CONTINUED

   NOTE: At the end of the Limited No-Lapse Guarantee period, a premium payment may be required to prevent the contract from entering default.  Please contact us for additional information.

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Page 4C (MPVUL)(2008MP)(NY)

                                                                                 PROCESSING DATE: XXX XX XXXX
                                                                                 POLICY NO. XX XXX XXX

                                                TABLE(S) CONTINUED

                                Table of Maximum Monthly Insurance Rates per $1,000
                                            Rating Class: [NONSMOKER ]

                Insured's                 Maximum                    Insured's                 Maximum
              Attained Age*            Monthly Rate                Attained Age*             Monthly Rate
                                 -------------------------- ---------------------------- ---------------------
          ---------------------- -------------------------- ---------------------------- ---------------------
                   35                    [0.09333]                      62                    [0.98500]
                   36                    [0.09750]                      63                    [1.10250]
                   37                    [0.10333]                      64                    [1.22500]
                   38                    [0.11083]                      65                    [1.35250]
                   39                    [0.11750]                      66                    [1.48167]

                   40                    [0.12667]                      67                    [1.61667]
                   41                    [0.13750]                      68                    [1.75917]
                   42                    [0.15083]                      69                    [1.91917]
                   43                    [0.16667]                      70                    [2.10583]
                   44                    [0.18417]                      71                    [2.33250]

                   45                    [0.20333]                      72                    [2.59750]
                   46                    [0.22250]                      73                    [2.87667]
                   47                    [0.23833]                      74                    [3.17667]
                   48                    [0.25083]                      75                    [3.50333]
                   49                    [0.26667]                      76                    [3.87167]

                   50                    [0.28750]                      77                    [4.30000]
                   51                    [0.31417]                      78                    [4.79750]
                   52                    [0.34667]                      79                    [5.35500]
                   53                    [0.38417]                      80                    [5.97667]
                   54                    [0.43167]                      81                    [6.65250]

                   55                    [0.48500]                      82                    [7.36833]
                   56                    [0.54000]                      83                    [8.15000]
                   57                    [0.59333]                      84                    [9.01917]
                   58                    [0.64667]                      85                    [9.98583]
                   59                    [0.70917]                      86                    [11.04917]

                   60                    [0.78500]                      87                    [12.19833]
                   61                    [0.87750]                      88                    [13.42000]
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Page 4D (MPVUL)(2008MP)(NY)

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                                                                                 POLICY NO. XX XXX XXX

                                                TABLE(S) CONTINUED

                Insured's                 Maximum                    Insured's                 Maximum
              Attained Age*            Monthly Rate                Attained Age*             Monthly Rate
                                 -------------------------- ---------------------------- ---------------------
          ---------------------- -------------------------- ---------------------------- ---------------------
                   89                   [14.70167]                      105                   [40.87500]
                   90                   [15.97833]                      106                   [42.93417]
                   91                   [17.23500]                      107                   [45.11917]
                   92                   [18.55167]                      108                   [47.43500]
                   93                   [19.94000]                      109                   [49.88750]

                   94                   [21.40250]                      110                   [52.48583]
                   95                   [22.85083]                      111                   [55.23583]
                   96                   [24.26500]                      112                   [58.14583]
                   97                   [25.77167]                      113                   [61.22083]
                   98                   [27.37833]                      114                   [64.46917]

                   99                   [30.73000]                      115                   [67.89667]
                   100                  [32.18250]                      116                   [71.51083]
                   101                  [33.72750]                      117                   [75.31667]
                   102                  [35.37000]                      118                   [79.30583]
                   103                  [37.10583]                      119                   [83.33333]

                   104                  [38.93417]                      120                   [83.33333]
          ---------------------- -------------------------- ---------------------------- ---------------------

     *  For the segment amount(s) effective on the contract date (see Segment Table), the Insured's attained age is the issue age found on page 3 plus the length of time since the contract date.

       For any segment amount(s) effective after the contract date, the Insured's attained age is the issue age of that segment plus the length of time since its effective date.

     We may charge less than the maximum monthly rates.  From time to time, we will consider the need to change the rates we charge.  We describe the factors we use to determine such changes under General Provisions.

     See the Basis of Computation for a description of the basis we use to compute these rates.

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Page 4E (MPVUL)(2008MP)(NY)

                                                                     PROCESSING DATE: XXX XX XXXX
                                                                     POLICY NO. XX XXX XXX

                                                TABLE(S) CONTINUED

                                           Table of Attained Age Factors

These factors are used to determine your death benefit as described under Death Benefit Provisions.

These factors apply during each contract year.

            Contract Year              Factors              Contract Year               Factors
        ---------------------- ------------------------ ----------------------- ------------------------
                  1                    [4.81]                     29                    [1.94]
                  2                    [4.64]                     30                    [1.89]
                  3                    [4.49]                     31                    [1.84]
                  4                    [4.33]                     32                    [1.79]
                  5                    [4.18]                     33                    [1.75]

                  6                    [4.04]                     34                    [1.70]
                  7                    [3.90]                     35                    [1.66]
                  8                    [3.77]                     36                    [1.62]
                  9                    [3.64]                     37                    [1.58]
                 10                    [3.52]                     38                    [1.55]

                 11                    [3.40]                     39                    [1.51]
                 12                    [3.29]                     40                    [1.48]
                 13                    [3.18]                     41                    [1.45]
                 14                    [3.08]                     42                    [1.42]
                 15                    [2.98]                     43                    [1.39]

                 16                    [2.88]                     44                    [1.36]
                 17                    [2.79]                     45                    [1.34]
                 18                    [2.70]                     46                    [1.32]
                 19                    [2.62]                     47                    [1.29]
                 20                    [2.53]                     48                    [1.27]

                 21                    [2.46]                     49                    [1.25]
                 22                    [2.38]                     50                    [1.24]
                 23                    [2.31]                     51                    [1.22]
                 24                    [2.24]                     52                    [1.20]
                 25                    [2.17]                     53                    [1.19]

                 26                    [2.11]                     54                    [1.17]
                 27                    [2.05]                     55                    [1.16]
                 28                    [1.99]                     56                    [1.15]
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                                                                               POLICY NO. XX XXX XXX

                                                TABLE(S) CONTINUED

            Contract Year              Factors              Contract Year               Factors
        ---------------------- ------------------------ ----------------------- ------------------------
                 57                    [1.14]                     73                    [1.02]
                 58                    [1.13]                     74                    [1.02]
                 59                    [1.12]                     75                    [1.02]
                 60                    [1.11]                     76                    [1.02]
                 61                    [1.10]                     77                    [1.02]

                 62                    [1.09]                     78                    [1.02]
                 63                    [1.07]                     79                    [1.02]
                 64                    [1.05]                     80                    [1.02]
                 65                    [1.02]                     81                    [1.02]
                 66                    [1.02]                     82                    [1.02]

                 67                    [1.02]                     83                    [1.02]
                 68                    [1.02]                     84                    [1.02]
                 69                    [1.02]                     85                    [1.02]
                 70                    [1.02]                     86                    [1.02]
                 71                    [1.02]

                 72                    [1.02]
        ---------------------- ------------------------ ----------------------- ------------------------

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                                                  END OF TABLE(S)

Page 4G (MPVUL)(2008MP)(NY)

                           DEFINITIONS

                           We, our, us and Pruco Life.- Pruco Life Insurance Company of New Jersey.

                           You and your.- The owner(s) of the contract.

                           Insured.- The person named as the Insured on the first page.  He or she need not be the owner.

                           SEC.- The Securities and Exchange Commission.

                           Issue Date.- The contract date shown on the first page.

                           Anniversary or contract anniversary.-The same day and month as the contract date in each later year.

                           Contract Year.- A year that starts on the contract date or on an anniversary.

                           Monthly Date.- The contract date and the same day as the contract date in each later month.

                           Contract Month.- A month that starts on a monthly date.

                           Target Year.- A year beginning on the effective date of a basic insurance amount segment (see
                           Segment Table) and on the same day and month in a later year.

                           Proceeds.- The amount we would pay if we were to settle the contract in one sum.

                           THE CONTRACT

Entire Contract            This policy and any attached copy of an application, including an application requesting a change, form the entire contract.  We assume that all statements in an application are made to the best of the knowledge and belief of the person(s) who make them; they are deemed to be representations and not warranties.  We rely on those statements when we issue the contract and when we change it.  We will not use any statement, unless made in an application,  to try to void the contract,  to contest a change,  or to deny a claim.

Contract Modifications     Only a Pruco Life officer with the rank or title of vice  president may agree to modify this  contract,  and then only in writing.

Incontestability           Except as we state in the next sentence, we will not contest this contract after it has been in force during the Insured's lifetime for two years from the issue date.  The exceptions are: (1) non-payment of enough premium to pay the required charges; and (2) any change in the contract that requires our approval and that would  increase  our  liability.  For any such  change,  we will not contest the  increase in liability after the change  has been in  effect  for two  years  during  the  lifetime  of the  Insured.  The  contract will be contestable for two years from the date of any reinstatement for information contained in the application for such reinstatement.  Any  contest  will  only be  based  on  material  misrepresentations  made  in the attached application.

       MPVUL-2008-NY                                          Page 5

                           OWNERSHIP

                           Unless a  different  owner is named in the  application,  the owner of the  contract  is the  Insured.  This ownership arrangement will remain in effect unless you ask us to change it.

                           You may change the ownership of the contract by sending us a request in a form that meets our needs.
                           We may ask you to send us the contract to be endorsed. If we receive your request in a form that meets our needs,  and the  contract if we ask for it, we will file and record the change,  and it will take effect as of the date you signed the request.

                           While the Insured is living, the owner alone is entitled to any contract benefit and value, and to the exercise of any right and privilege granted by the contract or by us.

                           DEATH BENEFIT PROVISIONS

                           We will pay a benefit to the beneficiary at the Insured's death if this contract is in force at the time of that death; that is, if it has not been surrendered and it is not in default past the grace period.

                           If the contract is not in default, the amount we will pay will be the death benefit determined as of the date of the Insured's death reduced by any contract debt (described under Loans).

                           If the  contract  is in  default,  and the  Insured's  death  occurs in the grace  period  (described  under
                           Default), we will pay the death benefit reduced by any contract debt and the amount needed to pay charges through the date of death.

                           If the Insured's death occurs past the grace period, no death benefit is payable.

Basic Insurance            This contract has a Type A or Type B death benefit.  We show the type of death benefit that applies to
Amount Death Benefit       this contract under Type of Death Benefit.

                           If this contract has a Type A death benefit, the basic insurance amount death benefit on any date is equal to the greater of: (1) the basic insurance amount, and (2) the contract fund before deduction of any monthly charges due on that date, multiplied by the attained age factor that applies.

                           If this contract has a Type B death benefit, the basic insurance amount death benefit on any date is equal to the greater of: (1) the basic insurance amount plus the contract fund before deduction of any monthly charges due on that date, and (2) the contract fund before deduction of any monthly charges due on that date, multiplied by the attained age factor that applies.

                           For the purpose of computing the death benefit, if the contract fund is less than zero we will consider it to be zero. Your basic insurance amount and attained age factors are shown in the contract data pages.

Supplemental Insurance     To determine the supplemental insurance amount death benefit on any date, we first take the effective
Amount Death Benefit       Target Insurance Amount shown in the Life Insurance on the Insured section of the contract data pages and subtract from it the basic insurance amount death benefit described above.  If this contract has a
                           Type A death benefit, the resultant amount is the supplemental insurance amount death benefit.  If this contract has a Type B death benefit, the supplemental insurance amount death benefit is the resultant amount plus the contract fund before deduction of any monthly charges due on that date.

       MPVUL-2008-NY                                          Page 6

Additional Death           This contract may provide additional benefits, which may be payable on an Insured's death.  If it does, they
Benefits                   will be listed on a  contract  data  page,  and a form  describing  the  benefit  will be  included  in this contract.

                           Any such benefit will be payable only if the contract is not in default past the grace period at the time of the death.

Method of Payment          You may choose to have any death benefit paid in a single sum or under one of the optional modes of settlement shown in the Settlement Options provision.  Payment will be no later than two months after we receive proof of death and of the interest of the claimant.

Suicide Exclusion          If the Insured  dies by suicide  within two years from the Issue Date,  this  contract  will end and we will return the premiums paid.

                           The following statement applies only with respect to an increase in the basic insurance amount or supplemental insurance amount resulting from a request you make in accordance with the Change In
                           Insurance Amount provision of this contract. If the Insured dies by suicide after two years from the issue date but within two years of the effective date of an increase in the basic insurance amount or supplemental insurance amount, we will pay, as to the increase in amount, no more than the sum of the premiums paid on and after the effective date of the increase.

Interest on Death          Any death benefit described above will be credited with interest. The amount will be the greater of:
Benefit                    (1) interest calculated in accordance with applicable laws, and (2) interest calculated from the date of death at a rate declared by Pruco Life.

                           CHANGE IN INSURANCE AMOUNT

                           You may change the basic insurance amount and the supplemental insurance amount, subject to our approval and all these conditions and the paragraphs that follow:

                           1. You must ask for the change in a form that meets our needs.

                           2. The change must be one permitted by our current underwriting rules.

                           3. The amount of an increase or decrease in the basic insurance amount must be at least equal to the minimum increase or decrease in basic insurance amount shown under Contract Limitations in the contract data pages.

                           4. The basic insurance amount after a decrease must be at least equal to the minimum basic insurance amount shown under Contract Limitations in the contract data pages.

                           5. The amount of an increase or decrease in the supplemental insurance amount must be at least equal to the minimum increase or decrease in supplemental insurance amount shown under Contract Limitations in the contract data pages.

                           6. The supplemental insurance amount after a decrease must be at least equal to the minimum supplemental insurance amount shown in the contract data pages.

       MPVUL-2008-NY                                          Page 7

                           7. If we ask you to do so, you must send us the contract to be endorsed.

                           8. You must prove to us that the Insured is insurable for any increase.

                           9. The contract must not be in default.

                           10.  We may deny any  increase  if it would  cause the  number of  segments  shown in the  Segment  Table in the data pages to exceed ninety-nine.

                           11. We will not permit an increase before the first contract anniversary.

                           12. You may not decrease the basic  insurance  amount if any  surrender  charge on the decrease  exceeds the amount in your contract fund less the  administrative  charge (shown under Adjustments to the Contract Fund)
                           for the decrease.

                           We may decline changes for increases or decreases if we determine it would cause the contract to fail to qualify as life insurance under the applicable tax law.  A change will take effect only if we approve your request for it at our Home Office and will take effect on the date we approve it.  If we approve the change, we will recompute the contract's charges and values in the appropriate tables.  A change in the basic insurance amount may also affect the amount of any extra benefits this contract might have.  We will send you new contract data pages showing the amount and effective date of the change and the recomputed charges and values.  If we approve an increase, the new contract data pages will include an additional segment with the effective date of the increase appearing on the Segment Table.  If we approve an increase, the new contract data pages will also show the increased monthly charge for administrative expenses for the new basic insurance amount.  Please see the Cost of Insurance provision for how an  increase  will  affect  your cost of  insurance  charges.  If the  Insured  is not living on the effective date, the change will not take effect.  We may deduct the administrative charge (shown under
                           Adjustments to the Contract Fund) for the change.

Surrender Charge on        We will increase the amount of maximum surrender charges shown under the Schedule of Maximum
Increases                  Surrender Charges if you increase your basic insurance amount. If the increase is approved, we will send you new contract data pages showing the new Schedule of Maximum Surrender Charges and an updated
                           Segment Table.

Surrender Charge on        We may impose a partial surrender charge if you decrease the basic insurance amount. We describe
Decreases                  the method we use to determine the maximum partial surrender charge we will deduct from the contract fund below.

                           If you reduce the basic insurance amount and there is only one such segment (see Segment Table), we will reduce that segment's basic insurance amount by the amount of the decrease.  If there is more than one basic insurance amount segment, we will decrease the basic insurance amount of each such segment based on the proportion of its basic  insurance  amount to the total of all basic  insurance  segment  amounts in effect just before the change.

                           If you reduce the supplemental insurance amount and there is only one such segment (see Segment Table), we will reduce that segment's  supplemental insurance amount by the amount of the decrease. If there is more than one supplemental  insurance  amount segment,  we will decrease the most recent  supplemental  insurance amount segment first, the next most recent segment second, and so on until the requested amount is attained.

                           For any segment incurring a decrease in the basic insurance amount to an amount equal to or greater than the Surrender Charge Threshold shown in the Segment Table, we will not impose a surrender charge. For any segment incurring a decrease in the basic insurance amount to an amount below this threshold, we will subtract the new basic insurance amount from the threshold amount. We will then multiply the surrender charge (see Schedule Of Maximum Surrender Charges for that segment) by the lesser of this difference and the amount of the decrease and divide by the threshold amount and deduct the result from the contract fund.

                           We impose no partial surrender charge for a decrease in the supplemental insurance amount.

       MPVUL-2008-NY                                          Page 8

                           COST OF INSURANCE

                           On each monthly date, we will deduct a charge for the cost of insurance from the contract fund.  The charge for each segment is based upon the issue age, sex, smoker and non-smoker status, and rating class of the
                           Insured and the length of time since the effective date of the segment.  The effective date of the original basic insurance amount is the contract date.  To determine the maximum charge for the cost of insurance, we use the following method:

Basic Insurance            We determine the maximum cost of insurance rate for each currently effective basic insurance segment
Amount Cost of             amount shown in the Segment Table in the data pages using the maximum monthly rate shown under the
Insurance                  Table of Maximum Monthly Insurance Rates for the appropriate rating class. If there is only one basic insurance segment amount currently in effect, we multiply the rate by the net amount at risk (the death benefit minus the contract fund) divided by $1000 to compute the maximum charge for the cost of insurance.
                           For the  purpose  of  computing  the net amount at risk,  if the  contract  fund is less than zero,  we will consider it to be zero.

                           If there are two or more basic  insurance  segments  currently  in effect,  we first  allocate the total net amount at risk (the death benefit minus the contract fund) to each basic insurance segment based on the proportion of its basic insurance amount to the total of basic insurance amounts for all segments currently in effect.
                           We multiply the rate by the allocated net amount at risk divided by $1000 for each basic insurance segment and add the results to determine the total maximum charge for the cost of insurance.

Supplemental Insurance     We determine the maximum cost of insurance rate for each currently effective supplemental insurance
Amount Cost of             amount segment shown in the Segment Table in the data pages using the maximum monthly rate shown
Insurance                  under the Table of Maximum Monthly Insurance Rates for the appropriate rating class.  If there is only one supplemental insurance amount segment currently in effect, we multiply the rate by the supplemental insurance amount death benefit amount divided by $1000.

                           If there are two or more supplemental insurance amount segments currently in effect, we first allocate the supplemental insurance amount death benefit to each supplemental insurance amount based on the proportion of its supplemental insurance amount to the total of all supplemental insurance amounts currently in effect.  We multiply the rate by the apportioned supplemental insurance amount death benefit for each such segment, divided by $1000 and add the results.

                           CHANGING THE TYPE OF DEATH BENEFIT

                           This contract has a Type A or Type B death benefit (see Death Benefit).  Subject to our approval, you may change the type of death benefit. We will adjust the basic insurance amount so that the death benefit immediately after the change will remain the same as the death benefit immediately before the change. If there is more than one segment (see Segment Table), we will adjust the basic insurance amount of each segment based on the proportion of its basic insurance amount to the total of basic insurance amounts for all segments in effect just before the adjustment.

Type A to B                If you are changing from a Type A to a Type B death benefit, we will reduce the basic insurance amount by the contract fund on the date the change takes effect.

Type B to A                If you are changing from a Type B to a Type A death benefit, we will increase the basic insurance amount by the contract fund on the date the change takes effect.  This increase in basic insurance amount will not increase the surrender charge threshold.

                           We may deduct from the contract fund the administrative charge shown for changes in the basic insurance amount under Adjustments to the Contract Fund. If the change in the type of death benefit results in a reduction in the basic insurance amount, the basic insurance amount after the decrease must be at least equal to the minimum basic insurance amount, which we show under Contract Limitations in the contract data pages. We may deduct from the contract fund a surrender charge for a reduction in the basic insurance amount as described in the Change in Basic Insurance Amount provision.

       MPVUL-2008-NY                                          Page 9

                           A change in the type of death benefit will take effect only if we approve your request at our Home Office.
                           If the change results in an increase in the net amount at risk, you may have to prove the Insured is insurable for that increase.  If there is no increase in the net amount at risk, we will not require such proof.  If we approve the change, we will recompute the contract's charges, values and limitations shown in the contract data pages.  The change will take effect on the monthly date that coincides with or next follows the date we approve your request.  We will send you new contract data pages showing the amount and effective date of the change in basic insurance amount and the recomputed charges, values and limitations.

                           Your request for a change must be in a form that meets our needs.  We may require you to send us this contract before we make the change.

                           BENEFICIARY

                           You may designate or change a beneficiary by sending us a request in a form that meets our needs.  We may ask you to send us the contract to be endorsed. If we receive your request, and the contract if we ask for it,  we will file and  record  the  change  and it will take  effect as of the date you  signed  the request.

                           But if we make any payment(s) before we receive the request, we will not have to make the payment(s)
                           again. Any beneficiary's interest is subject to the rights of any assignee we know of.

                           When a beneficiary is designated, any relationship shown is to the Insured, unless otherwise stated. To show priority, we may use numbered classes, so that the class with first priority is called class 1, the class with next priority is called class 2, and so on.  When we use numbered classes, these statements apply to beneficiaries unless the form states otherwise:

                           1. One who survives the Insured will have the right to be paid only if no one in a prior class survives the
                             Insured.

                           2. One who has the right to be paid will be the only one paid if no one else in the same class survives the Insured.

                           3. Two or more in the same class who have the right to be paid will be paid in equal shares.

                           4. If none survives the Insured, we will pay in one sum to the Insured's estate.

                           Before we make a payment, we have the right to decide what reasonable proof we need of the identity, age, or other facts about any persons designated as beneficiaries. If beneficiaries are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.

                           If a beneficiary is irrevocable, such beneficiary cannot be changed without the written consent of that beneficiary.

       MPVUL-2008-NY                                          Page 10

                           PREMIUM PAYMENT

Payment of Premiums        The minimum initial premium shown in the contract data pages is due on or before the contract date.  There is no insurance under this contract until that premium is paid.  We may require an additional premium if adjustments to premium payments plus any contract fund charges due on or before the payment date exceeds the minimum initial premium.

                           Subject to the limitations below, additional premiums may be paid at any time during the Insured's lifetime up to attained age 121 as long as the contract is not in default beyond the grace period.  Premiums may be paid at one of our offices or to one of our authorized representatives.  We will give a signed receipt upon request.  The minimum premium we will accept is shown on a contract data page.  We have the right to refuse to accept a premium payment that would cause this contract to fail to qualify as life insurance under applicable tax law.  We also have the right to refuse to accept any payment that increases the death benefit by more than it increases the contract fund.

                           If a loan is outstanding, a payment will be considered a premium payment unless it is designated as a loan payment.

Planned Premium            We show the planned premium in the contract data pages.  You asked us to bill you for this amount as of the contract date.  Payment of the planned premium will not guarantee the contract will remain in force, nor will it guarantee the contract will mature.

Invested Premium           The invested premium amount is the portion of each premium you pay that we add to the contract fund. It
Amount                     is equal to the premium paid minus the adjustments to premium payments shown on a contract data page.

Crediting the Initial      If we receive the first premium payment on or before the contract date, we will credit the invested
Premium Payment            premium amount to the contract fund on the contract date.

                           If we receive the first premium payment after the contract date, we will credit the premium amount to the contract fund on the payment date.

Allocations                We will allocate 100% of any invested premium into the Money Market Investment Option until the tenth day after you receive this contract. At the end of that day (unless you ask us otherwise) we will re-allocate the amount in the Money Market Investment Option in accordance with the Initial Allocation of Invested Premium Amounts shown in the contract data pages.

                           You may allocate all or a part of your invested premium amount to one or more of the investment options listed in the contract data pages.  You may choose to allocate  nothing to a particular  investment  option.
                           You may not choose a fractional percentage.

                           The initial allocation of invested premium amounts is shown on a contract data page.  You may change the allocation  for future  invested  premium  amounts at any time if the contract is not in default.  To change your allocation, simply notify us in a form that meets our needs.  The change will take effect on the date we receive your notice; we will send you a confirmation of the transaction.

       MPVUL-2008-NY                                          Page 11

                           CONTRACT FUND

                           When you make your first premium payment, the invested premium amount, less any charges due on or before that day,  (including  charges  that are needed  because  you have asked us for a contract  date that precedes the payment  date),  becomes  your  contract  fund.  Amounts are added to and  subtracted  from the contract  fund as  shown  under  Adjustments  to the  Contract  Fund in the  contract  data  pages.  Amounts subtracted  from the contract  fund may cause the contract  fund to be less than zero.  The contract fund is used to pay charges under this contract and will  determine,  in part,  whether this contract will remain in force or go into default.  The contract fund is also used to determine your loan and surrender  values,  the amount you may withdraw, and the death benefit.  Additional amounts credited to the contract fund are nonforfeitable after crediting except indirectly due to surrender charges.

Cash Value                 The cash value at any time is the contract fund less any surrender charge. We show the maximum surrender charge for each segment (see Segment Table) in the Schedule of Maximum Surrender Charges
                           for that segment. If there are two or more segments, we will add their surrender charges and deduct the total from the contract fund.

Net Cash Value             The net cash value at any time is the cash value less any contract debt.

                           If the contract is in default, the net cash value is zero.

Net Amount at Risk         The net amount at risk is used to determine the basic insurance amount cost of insurance as described under Adjustments to the Contract Fund.  It is equal to the basic insurance amount death benefit (see
                           Basic Insurance Amount Death Benefit) minus the contract fund.  For the purpose of computing the net amount at risk, if the contract fund is less than zero we will consider it to be zero.

                           DEFAULT

Excess Contract Debt       If contract debt ever grows to be equal to or more than the cash value, the contract will have excess
Default                    contract debt and will be in default.

Cash Value Default         On each monthly date, we will determine the cash value.  If the cash value is greater than zero and the contract has no excess  contract  debt,  the contract  will remain in force until the next monthly  date. If the cash value is zero or less,  the  contract  is in  default  unless it  remains  in force  under the  Limited
                           No-Lapse Guarantee.

                           Amounts continue to be added to and subtracted from the contract fund while the contract remains in
                           force under the Limited No-Lapse Guarantee.   If the cash value is zero or less at the end of the Limited
                           No-Lapse Guarantee period, the contract is in default.

Notice of Default          If the contract is in default, we will mail you a notice stating the amount we will need to keep the contract in force.  That amount will equal a premium which we estimate will bring the contract out of default and keep the contract in force for three months from the date of default.  This notice will be mailed no earlier than, and within 30 days after, the processing date we determine the contract was in default.  We grant a 61-day grace period from the date we mail the notice to pay this amount.  The contract  will  remain  in force  during  this  period.  If that  amount is not paid to us by the end of the
                           61-day grace period, the contract will end and have no value.

       MPVUL-2008-NY                                          Page 12

                           LIMITED NO-LAPSE GUARANTEE

                           On each monthly date during the Limited No-Lapse Guarantee period shown under the Table of Limited No-
                           Lapse Guarantee Values, and while the contract is in force, we will:

                           1. Accumulate premium payments at 4% annual interest; and

                           2. Accumulate any withdrawal amounts at 4% annual interest.

                           3. If the contract was  previously  reinstated  (see  Reinstatement),  accumulate at 4% annual  interest any loan amount at the time of default.

                           We then subtract amount 2 from amount 1 and compare the result to the values shown in or derived from the Table of Limited No-Lapse Guarantee Values for such monthly date.  If the result is equal to or greater than the appropriate value and the contract has no excess contract debt, the contract will remain in force until  the next  monthly  date.  If the  result  is less than the  appropriate  value and any of the  events described under Default have occurred, the contract is in default as described under Default.

                           The Table of Limited No-Lapse Guarantee Values shows such values on contract anniversaries. On a date that falls between two anniversaries, the value will fall between the values for those anniversaries considering the time that has passed since the last anniversary.

                           We will notify you in the annual report when any additional premium payment or other action is required to maintain the Limited No-Lapse Guarantee.

       MPVUL-2008-NY                                          Page 13

                           REINSTATEMENT

                           If this contract ends without value, as described under Default, you may reinstate it. The following conditions must be satisfied:

                           1. The contract must not have been in default for more than 5 years.

                           2. You must prove to us that the Insured is insurable for the contract.

                           3.You must pay us a charge equal to: (a) an amount, if any, required to bring the cash value to zero on the date the contract went into default, plus (b) the deductions from the contract fund during the grace period following the date of default, plus (c) a premium that we estimate will be sufficient after administrative charges to cover the deductions from the contract fund for three monthly dates starting on the date of reinstatement.

                           4.Any existing contract debt on the date of default will be cancelled and will not be reinstated.

                           The date of reinstatement will be the date we approve your request.  We will deduct all required charges from your payment and put the balance in your contract fund. If we approve the reinstatement, we will credit the contract fund with a refund of that part of any surrender charge deducted at the time of default which would have been charged if the contract were surrendered immediately after reinstatement.

MPVUL-2008-NY                                        Page 14

                           SEPARATE ACCOUNT

Separate Account           The words "separate account", when we use them in this contract without qualification, mean any separate account we establish to support variable life insurance contracts like this one.  We list the separate account(s) available to you in the contract data pages.  We may establish additional separate accounts.  We will notify you within one year if we do so.

Variable Investment        A separate account may offer one or more variable investment options.  We list them in the contract
Options                    data pages.  We may establish additional variable investment options.  We will notify you within one year if we do so.  We may also eliminate existing variable investment options, but only with the consent of the SEC and the Superintendent of the New York Insurance Department.

                           Income and realized and unrealized gains and losses from assets in each variable investment option are credited to, or charged against, that variable investment option.  This is without regard to income, gains, or losses in other variable investment options.

Separate Account           We may invest the assets of different separate accounts in different ways.  But we will do so only with
Investments                the consent of the SEC and the Superintendent of the New York Insurance Department.  The process for obtaining consent is on file with the Superintendent of the New York Insurance Department.

                           The assets of the separate  account shall be available to cover the  liabilities of the general account only to
                           the extent that the assets exceed the liabilities of the separate account arising under the variable life insurance policies supported by the separate account.

                           We will determine the value of the assets in each separate account registered with the SEC under the
                           Investment Company Act of 1940 and any variable investment option on each day the New York Stock
                           Exchange is open for business.

Change in Investment       A portfolio of the fund might make a material change in its investment policy.  In that case, we will send
Policy                     you a notice of the change.  Within 60 days after you receive the notice, or within 60 days after the effective date of the change, if later, you may transfer to the fixed interest rate investment option any amounts in the investment option investing in that portfolio.

                           No material change in investment policy of a portfolio shall be made unless we have filed such change with the Superintendent of the New York Insurance Department.

                           FIXED INVESTMENTS

                           We list any fixed investment option available to you in the contract data pages.  We may establish additional  fixed investment  options.  We will notify you within one year if we do so. You may allocate all or part of your invested premium amount to an available fixed investment option.  As stated under Adjustments to the Contract Fund, we credit fixed investment options with guaranteed interest and we may credit them with excess interest.  This excess interest is non-forfeitable.

                           Once each year, you have the option to transfer the entire amount in the variable investment options to the fixed interest rate investment option and surrender this contract for a fixed reduced paid-up insurance benefit.

MPVUL-2008-NY                                        Page 15

                           TRANSFERS

                           You have the right to transfer amounts into or out of variable investment options and into any fixed investment option up to twelve times in each contract year without charge if the contract is not in default. Additional transfers may be made during each contract year, but only with our consent. We may charge for additional transfers as we state under Adjustments to the Contract Fund. Transfers out of any fixed investment option may be made only with our consent.

                           You may also transfer amounts from the variable investment options into any fixed investment option at any time (a) within eighteen months from the contract date, and (b) within 60 days of the effective date of a material change in the investment policy of a variable investment option (or the receipt of the notice of the  option  available,  if later)  with no  restriction.  Such  transfers  do not count  toward  the twelve transfers allowed in each contract year as stated above.

                           We may restrict the number, timing and amount of transfers in accordance with our rules if your transfer activity is determined by us to be disruptive to the variable investment option or to the disadvantage of other contract owners. We may prohibit transfer requests made by an individual acting under a power of attorney on behalf of more than one contract owner.

                           To make a transfer, you must ask us in a form that meets our needs. Unless otherwise restricted, the transfer will take effect on the date we receive your notice at our Home Office.

Dollar Cost Averaging      You may elect to transfer money periodically from the Money Market Investment Option into other variable investment options.  Transfers under dollar cost averaging do not count toward the twelve transfers allowed each contract year as stated above.  The transfer can be either a fixed dollar amount or a percentage of the amount you designate for this purpose.  The transfers may be made monthly, quarterly, semi-annually or annually.  It will  take  effect as of the end of the  valuation  period on the date coinciding with the period you select.  If the New York Stock  Exchange is not open on that date,  or if that date does not occur in a particular month, the transfer will take effect as of the end of the valuation period which immediately follows that date.  This feature will end when (1) $50 or less remains of the amount you designated or (2) you ask us to cancel.

                           SURRENDER

                           You may surrender this contract for its net cash value (or a fixed reduced paid-up insurance benefit).  To do so, you must ask us in a form that meets our needs.  We may require you to send us the contract.  A detailed statement of the method of computation of cash surrender values and other nonforfeiture benefits is on file with the superintendent of the Department of Insurance.

                           We will usually pay any net cash value within seven days after we receive your request and the contract at our Home Office.  But we have the right to postpone paying you the part of the net cash value that is to come from any variable investment option provided by a separate account registered under the
                           Investment Company Act of 1940 if:  (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency.  We have the right to postpone paying you the remainder for up to six months.  If we do so for more than ten days, including surrenders of fixed reduced paid-up insurance, we will pay interest at the rate that then applies to Option 3 (Interest Payment) of the
                           Settlement Options provision.  We have the right to postpone paying you any net cash value for up to six months if the contract is being continued on a fixed reduced paid-up insurance basis (see below).

Fixed Reduced Paid-up      This will be paid-up life insurance on the Insured's life.  We will pay the amount of this insurance when
Insurance                  the Insured dies.  There will be cash values and loan values.  The loan interest rate will be 5.5%.

                           The amount of this insurance will be what is provided when we use the net cash value at the net single premium rate.  This rate depends on the Insured's issue age and sex and on the length of time since the contract date

MPVUL-2008-NY                                        Page 16
..

                           WITHDRAWALS

                           You may make withdrawals from the contract subject to all these conditions and the paragraph that follows:

                           1. You must ask for the withdrawal in a form that meets our needs.

                           2.The net cash value after withdrawal may not be less than or equal to zero after deducting (a) any charges associated with the withdrawal and (b) an amount that we estimate will be sufficient to cover the contract fund deductions for two monthly dates following the date of withdrawal.

                           3. You may not withdraw less than the minimum amount shown under Contract Limitations.

                           4.The basic insurance amount after withdrawals must be at least equal to the minimum basic insurance amount shown under Contract Limitations.

                           Any amount withdrawn may not be repaid except as a premium subject to charges.

Effect on Contract         We will reduce your contract fund on the date we approve your request by the withdrawal amount and any
Fund                       charges listed under Adjustments to the Contract Fund.  Unless you request otherwise and we agree, we will take any withdrawal proportionately from all investment options that apply to the contract.

                           We may charge an administrative fee as stated under Adjustments to the Contract Fund.

Effect on Basic            If you have a Type B death benefit, withdrawals will not affect the basic insurance amount.
Insurance Amount
                           If you have a Type A death benefit and the withdrawal would cause the net amount at risk (see Contract
                           Fund) to  increase,  we will reduce the basic  insurance  amount and,  consequently,  your death  benefit to offset this increase.  If there is more than one segment (see Segment Table), we will adjust the basic insurance amount of each segment based on the proportion of its basic insurance amount to the total of basic insurance amounts for all segments in effect just before the adjustment.

Effect on Supplemental     To determine the effect of a withdrawal on the supplemental insurance amount, we first compute the
Insurance Amount           following: (A) The net amount at risk plus the supplemental insurance amount death benefit immediately prior to the withdrawal; and (B) The net amount at risk plus the supplemental insurance amount death benefit immediately following the withdrawal.

                           If  amount  (A) is  equal to or  greater  than  amount  (B),  the  withdrawal  will  have no  effect  on the supplemental insurance amount.

                           If amount (A) is less than amount (B), we consider this to be an increase in the total amount at risk.  You must prove to us that the Insured is insurable for this increase.  Otherwise, we may reduce the supplemental insurance amount and consequently, the target insurance amount by the amount of this increase.

                           The reduction in the basic insurance amount and/or supplemental insurance amount will never be greater than the withdrawal amount.  If we reduce the basic insurance amount and/or supplemental insurance amount, we will recompute the contract's charges, values and limitations.  We will send you new contract data pages showing these changes.  If we reduce the basic insurance amount, we may also deduct a surrender charge from the contract fund as described in the Change in Insurance Amount provision.

       MPVUL-2008-NY                                          Page 17

                           We will usually pay any  withdrawal  amount within seven days after we receive your request and the contract at our Home Office.  But we have the right to postpone  paying you the part of the net cash value that is to come from any variable  investment  option provided by a separate  account  registered  under the Investment
                           Company Act of 1940:  (1) the New York Stock  Exchange is closed;  or (2) the SEC  requires  that trading be restricted  or declares an emergency.  We have the right to postpone  paying you the remainder for up to six months.  If we do so for more than ten days,  we will pay interest at the rate that then applies to Option 3
                           (Interest Payment) of the Settlement Options provision.

                           LOANS

                           Subject to the requirements of this provision, you may at any time borrow any amount up to the current loan value less any existing contract debt.  You may wish to consult with a tax advisor before taking a loan.

Loan Value                 If the contract is not in default, the loan value at any time is equal to the sum of (a) 99% of the cash value attributable to the variable investment options, and (b) the balance of the cash value.

                           If the contract is in default, it has no loan value.

Contract Debt              Contract debt at any time means the loan on the contract at that time, plus the interest we have charged that is not yet due and that we have not yet added to the loan.

Loan Requirements          For us to approve a loan, the following requirements must be met:  you must assign this contract to us as sole security for the loan; the Insured must be living; and the resulting contract debt must not be more than the loan value.

                           If there is already contract debt when you borrow from us, we will add the new amount you borrow to that debt.

Interest Charge            We will charge interest daily on any loan.  Interest is due on each contract anniversary, or when the loan is paid back, whichever comes first.  If interest is not paid when due, we will increase the loan amount by any unpaid interest.  Except as stated below, we charge interest at an effective annual rate shown under
                           Loan Interest Rate in the contract data pages.

Preferred Loans            A portion of the  amount  you may borrow on or after the 10th  contract  anniversary  will be  considered  a
                           Preferred Loan up to an amount equal to the maximum  preferred loan amount described below.  Preferred Loans are charged  interest at an effective  annual rate shown under  Preferred Loan Interest Rate in the contract data pages.

Maximum Preferred          The maximum preferred loan amount available starting on the 10th contract anniversary is (A) minus (B),
Loan Amount                where (A) is the total amount you may borrow, and (B) is the total premiums paid less total withdrawals, if any.  If (B) is less than zero, we will consider it to be zero.

Effect on Contract         When you take a loan, the amount of the loan continues to be a part of the contract fund and is credited
Fund                       with interest at an effective rate of 3% a year.

                           We will reduce the portion of the contract fund allocated to the investment options by the amount you borrow, and by loan interest that becomes part of the loan if it is not paid when due.

       MPVUL-2008-NY                                          Page 18

                           We will take any loan proportionately from all investment options that apply to the contract unless you ask us otherwise.

                           On each monthly date, if there is a contract loan outstanding at any time during the previous month, we will increase the portion of the contract fund in the investment options by interest credits accrued on the loan since the last monthly date. When you repay all or part of a loan, we will increase the portion of the contract fund in the investment options by the amount of that repayment. To do this, we will use your investment allocation for future premium payments on file as of the loan payment date. We will also decrease the portion of the contract fund on which we credit the guaranteed interest rate of 3% a year by the amount of loan you repay.

                           We will not increase the portion of the contract fund allocated to the investment options by loan interest that is paid before we make it part of the loan.  We reserve the right to change the manner in which we allocate  loan  repayments.  If we make such a change,  we will do so for all  contracts  like this one.  We will send you notice of any change.

                           For the possible effect of excess contract debt and/or failure to repay loans, see Default on page 12.

Deferral                   We will usually pay any loan within seven days after we receive your request and the contract at our Home
                           Office.  But we have the right to postpone paying you the part of the net cash value that is to come from any variable investment option (provided by a separate account registered under the Investment Company
                           Act of 1940) if:  (1) the New York  Stock  Exchange  is  closed;  or (2) the SEC  requires  that  trading be restricted or declares an emergency.  We have the right to postpone paying the remainder, except if used to pay premiums, for up to six months.  We have the right to postpone paying you any loan for up to six months if the contract is being continued on a fixed reduced  paid-up  insurance  basis (see  Surrender).  If we do so for more than ten days, we will pay interest at the rate that then applies to Option 3 (Interest Payment) of the
                           Settlement Options provision.

                           GENERAL PROVISIONS

Annual Report              Once each contract year we will send you a report.  It will show:  the current death benefit; the amount of the contract fund in each investment option; the net cash value; any contract debt and the interest rate we are charging; premiums paid, investment results, charges deducted, and withdrawals taken since the last report.  The report may also show any other data that may be required where this contract is delivered.

Payment of Death           If we settle this contract in one sum as a death claim we will usually pay the proceeds within seven days
Claim                      after we receive at our Home Office proof of the Insured's death and any other information we need to pay the claim.  But we have the right to postpone paying the part of the proceeds that is to come from a variable investment option if:  (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency.

Currency                   Any money we pay, or that is paid to us, must be in United States currency.  Any amount we owe will be payable at our Corporate Office.

Misstatement of            If the Insured's stated age or sex or both are not correct, we will change each benefit and any amount to be
Age or Sex                 paid to what the most recent deductions from the contract fund for the cost of insurance would have provided at the Insured's correct age and sex.

Assignment                 We will not be deemed to know of an assignment unless we receive it, or a copy of it, at our Home Office.
                           We are not obliged to see that an assignment is valid or sufficient.  This contract may not be assigned to any employee benefit plan or program without our consent.  This contract may not be assigned if such assignment would violate any federal, state, or local law or regulation prohibiting sex distinct rates for insurance.

       MPVUL-2008-NY                                          Page 19

Change in Plan             You may be able to have this contract changed to another plan of life insurance.  Any change may be made only if we consent, and will be subject to conditions and charges that are applicable to the new plan in accordance with regular rules in effect at the time of the change.

Factors Subject To         Charges deducted from premium payments and the contract fund may change from time to time, subject
Change                     to the maximums shown in the contract data pages.  In deciding whether to change any of these charges, at least every five years, but not more often than once per year we will consider factors such as mortality, persistency, expenses, taxes and interest and/or investment experience to see if a change in our assumptions is needed.  Changes in factors will be by class.  All changes will be determined only prospectively; that is, we will not recoup  prior losses or  distribute  prior gains by means of these changes.
                           The procedure for computing rates is on file with the Department of Insurance.

Non-Participating          This contract will not share in our profits or surplus earnings.  We will pay no dividends on it.

Applicable Tax Law         This contract has been designed to satisfy the definition of life insurance for Federal income tax purposes under Section 7702 of the Internal Revenue Code of 1986, as amended.  We reserve the right, however, to decline any change we determine would cause this contract to fail to qualify as life insurance under the applicable tax law. This includes  changing the basic  insurance  amount and/or  supplemental  insurance amount,  withdrawals,  and  changing  the type of death  benefit.  We also  have the  right to  change  this contract,  to require additional premium payments, or to make distributions from this contract to the extent necessary  to continue to qualify this  contract as life  insurance.  Finally,  we reserve the right to take whatever  action is necessary to prevent the contract  from  becoming a modified  endowment  contract  under
                           Section  7702A of the Internal  Revenue Code unless you have  otherwise  indicated to us in writing that you want a modified endowment contract.

Age 121                    We discontinue the monthly charges from the contract fund on the first contract anniversary on or following the Insured's 121st birthday.  You may continue the basic insurance  amount and the  supplemental  insurance amount and the contract fund  described in the contract with no further  premiums,  except as needed to keep this  contract from lapsing.  Loans,  loan  repayments,  and  withdrawals  can continue to be made after age
                           121st. Cash value default may not occur on or following such  anniversary.  Excess Contract fund default may occur if Contract debt ever grows to be equal to or more than the cash value. (See Default).

                           NOTE:  This contract may not qualify as life insurance after the insured's attained age 121 under federal tax law and it may be subject to adverse tax consequences.  Please consult with a tax advisor if choosing to continue the contract after age 121.

                           BASIS OF COMPUTATION

Mortality Basis and        (A)We compute maximum monthly insurance rates using:
Interest Rate
                           1.  the Commissioners 2001 Standard Ordinary Smoker and Nonsmoker Mortality Tables without Ten-Year
                              Select Factors;

                           2. the issue age, sex, smoker and non-smoker status, and rating class of the Insured and the length of time since the contract date;

                           3.  age last birthday; and

                           4.  an effective interest rate of 3% a year.

MPVUL-2008-NY                               Page 20

                           (B)We compute all net single premiums and values for fixed reduced paid-up insurance using:

                           1.  the Commissioners 1980 Standard Ordinary Smoker and Non-smoker Mortality Table without Ten Year
                               Select Mortality Factors;

                           2.  the issue age of the Insured and the length of time since the contract date;

                           3.  continuous functions based on age last birthday; and

                           4.  an effective interest rate of 4% a year.

Minimum Legal Values       The cash surrender values provided by this contract are at least as large as those set by law where it is delivered.  Where required, we have given the insurance regulator a detailed statement of how we compute values and benefits.

                           SETTLEMENT OPTIONS

Options Described          You may choose to have the proceeds (that is, any death benefit or any amount payable upon surrender of the contract) paid in a single sum or under one of the optional modes of settlement described below.

                           If the person who is to receive the proceeds of this contract wishes to take advantage of one of these optional modes, we will furnish, on request, details of the options we describe below or any others we may have available at the time the proceeds become payable.

Option 1 (Instalments      We will make equal payments for up to 25 years.  The Option 1 Table shows the minimum amounts we will
For a Fixed Period)        pay.

Option 2 (Life Income)     We will make equal monthly payments for as long as the person on whose life the settlement is based lives, with payments certain for 120 months.  The Option 2 Table shows the minimum amounts we will pay.  But, we must have proof of the date of birth of the person on whose life the settlement is based.

Option 3 (Interest         We will hold an  amount  at  interest.  We will pay the  interest  annually,  semi-annually,  quarterly,  or
Payment)                   monthly.

Option 4 (Instalments      We will make equal annual, semi-annual, quarterly, or monthly payments for as long as the available
of a Fixed Amount)         proceeds provide.

Option 5 (Non-             We will make payments like those of any annuity we then regularly issue that: (1) is based on United States
Participating Income)      currency;  (2) is bought by a single  sum;  (3) does not provide for  dividends;  and (4) does not  normally provide
                           for deferral of the first payment.  Each payment will be at least equal to what we would pay under that kind of annuity with its first payment due on its contract  date. If a life income is chosen,  we must have proof of the date of birth of any person on whose life the option is based.  Option 5 cannot be chosen more than 30 days before the due date of the first payment.

                           For option 2 (life income) and option 5 (if a life income is chosen), if the monthly payment is the same for different periods certain, the longest period certain will deemed to have been chosen.

Interest Rate              Payments under Options 1, 3 and 4 will be calculated assuming an effective interest rate of at least
                           1.5% a year. We may include more interest.

                           For option 2 we use the Annuity 2000 Mortality Table at 3% interest.  The mortality rates used from this table are the ones for an age that is two years younger than the age of the person who is to receive the proceeds of this contract.

                           We may include more interest.

MPVUL-2008-NY                                        Page 21

                                    SETTLEMENT OPTIONS TABLES

       OPTION 1 TABLE                                     OPTION 2 TABLE

    MINIMUM AMOUNT OF          MINIMUM AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000, THE FIRST
    MONTHLY PAYMENT FOR              PAYABLE IMMEDIATELY
    EACH $1,000, THE FIRST     AGE LAST                                  AGE LAST
    PAYABLE IMMEDIATELY        BIRTHDAY        Male         Female       BIRTHDAY         Male       Female

     Number       Monthly      5                $2.72      $2.68           48            $3.72      $3.51
     of Years     Payment      and under                                   49             3.77       3.56
                               6                 2.73       2.69           50             3.83       3.61
     1            $83.90       7                 2.74       2.69           51             3.88       3.66
     2             42.26       8                 2.75       2.70           52             3.95       3.71
     3             28.39       9                 2.76       2.71           53             4.01       3.76
     4             21.45       10                2.77       2.72           54             4.08       3.82
     5             17.28       11                2.78       2.73           55             4.15       3.88
                               12                2.79       2.74           56             4.22       3.94
     6             14.51       13                2.80       2.75           57             4.30       4.01
     7             12.53       14                2.82       2.76           58             4.38       4.08
     8             11.04       15                2.83       2.77           59             4.47       4.16
     9              9.89       16                2.84       2.78           60             4.56       4.24
     10             8.96       17                2.85       2.79           61             4.66       4.32
                               18                2.87       2.80           62             4.76       4.41
     11             8.21       19                2.88       2.81           63             4.87       4.50
     12             7.58       20                2.89       2.83           64             4.98       4.60
     13             7.05       21                2.91       2.84           65             5.10       4.71
     14             6.59       22                2.93       2.85           66             5.23       4.82
     15             6.20       23                2.94       2.87           67             5.36       4.94
                               24                2.96       2.88           68             5.49       5.06
     16             5.85       25                2.98       2.90           69             5.64       5.19
     17             5.55       26                3.00       2.91           70             5.78       5.33
     18             5.27       27                3.01       2.93           71             5.94       5.48
     19             5.03       28                3.03       2.94           72             6.10       5.63
     20             4.81       29                3.06       2.96           73             6.26       5.79
                               30                3.08       2.98           74             6.43       5.96
     21             4.62       31                3.10       3.00           75             6.60       6.14
     22             4.44       32                3.13       3.02           76             6.78       6.33
     23             4.28       33                3.15       3.04           77             6.95       6.52
     24             4.13       34                3.18       3.07           78             7.13       6.71
     25             3.99       35                3.21       3.09           79             7.31       6.92
                               36                3.23       3.11           80             7.49       7.12
                               37                3.27       3.14           81             7.67       7.33
  Multiply the monthly amount  38                3.30       3.16           82             7.85       7.53
  By 2.996 for quarterly,      39                3.33       3.19           83             8.02       7.73
  5.981 for semi-annual or     40                3.37       3.22           84             8.18       7.93
  11.919 for annual.           41                3.40       3.25           85             8.33       8.12
                               42                3.44       3.29           86             8.48       8.29
                               43                3.48       3.32           87             8.62       8.46
                               44                3.53       3.35           88             8.75       8.61
                               45                3.57       3.39           89             8.87       8.75
                               46                3.62       3.43           90             8.98       8.88
                               47                3.67       3.47           and over

MPVUL-2008-NY                                                 Page 22

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MPVUL-2008-NY                                        Page 23

Flexible Premium Variable Universal Life Insurance Policy. Insurance payable only upon death.  Cash values reflect premium payments, investment results, any interest credited to the fixed investment options, and charges. Non-participating.

MPVUL-2008-NY                                        Page 24